BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE
FOR IMMEDIATE RELEASE
May 25, 2012

BLUE DOLPHIN REPORTS FIRST QUARTERFINANCIAL RESULTS AND
PROVIDES NIXON FACILITY OPERATIONAL UPDATE

Houston, May 25 / PR Newswire / -- Blue Dolphin Energy Company (“Blue Dolphin”), which acquired Lazarus Energy, LLC (“LE”) from Lazarus Energy Holdings, LLC (“LEH”) in a reverse acquisition effective February 15, 2012, announced condensed consolidatedfinancial results for the three month period ended March 31, 2012 (the “current quarter”) ofa net loss of $1,969,894 on total revenue of $46,041,213.

LE’s primary asset is a crude oil processing facility located near Nixon, Texas (the “Nixon Facility”), which began operations on a reduced basis in February 2012.  For the current quarter, the Nixon Facility operated for a total of 60 days,during which time equipment was calibrated and the refining process was adjusted.  The Nixon Facility had no operations during the quarter ended March 31, 2011. Under reverse acquisition accounting, LE (the legal subsidiary) has been treated as the accounting parent (acquirer) and Blue Dolphin (the legal parent) has been treated as the accounting subsidiary (acquiree).  Accordingly, the financial statements subsequent to the date of the transaction are presented as the continuation of LE.

As part of the acquisition of LE, Blue Dolphin entered into a Management Agreement with LEH effective February 15, 2012 (the “Management Agreement”) pursuant to which LEH manages and operates the Nixon Facility and Blue Dolphin’s other operations (the “Services”). Pursuant to the Management Agreement, Blue Dolphin incurred $1,065,606 in operating expenses (approximately $2.86 per barrel) related to the Services provided by LEH for the current quarter.  LEH owns 80% of Blue Dolphin’s issued and outstanding common stock.

During the current quarter, throughput at the Nixon Facility increased from an initial rate of approximately 7,500 barrels of oil per day to approximately 10,000 barrels of oil per day. Management anticipates that the Nixon Facility may approach its operating capacity throughput of 15,000 barrels of oil per day on a consistent basis during the second half of 2012.  Management is working to optimize the Nixon Facility’s operations through: (i) the reduction of crude oil and condensate acquisition costs; (ii) the type, yield, quality and consistency of the products produced and (iii) the ability to capture market opportunities through logistics and fine-tuning of an evolving market and customer base.

Blue Dolphin Energy Company (OTCQX: BDCO) is engaged in crude oil and condensate processing, as well as the gathering and transportation and the exploration and production of oil and natural gas. For additional company information, visit Blue Dolphin’s corporate website at http://www.blue-dolphin-energy.com.

Contact:
Jonathan P. Carroll
Chief Executive Officer and President
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to:key supplier failure; loss of market share with or by a key customer; failure to comply with forbearance agreements relating to long-term indebtedness under which Blue Dolphin is in default; continued declines in throughput volumes and production rates from Blue Dolphin’s U.S. Gulf of Mexico leasehold properties; and the factors set forth under the heading “Risk Factors” in Part I, Item 1A of Blue Dolphin’s annual report on Form 10-K for the twelve month period ended December 31, 2011.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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BLUE DOLPHIN ENERGY COMPANY & SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
	(Unaudited)
	2012	2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,109,821	$1,822
Restricted cash	192,155	192,004
Accounts receivable	16,447,101	—
Prepaid expenses and other current assets	329,718	58,713
Deposits	1,140,447	473,026
Inventory	5,143,569	4,533,961
Total current assets	24,362,811	5,259,526

Total property and equipment, net	43,132,695	32,307,929
Debt issue costs	557,684	566,133
Other assets	17,076	10,468
Trade name	184,368	—
Goodwill	8,667,401	—
TOTAL ASSETS	$76,922,035	$38,144,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$21,663,071	$4,841,859
Accounts payable, related party	260,035	908,139
Note payable	46,318	46,318
Asset retirement obligations, current portion	242,299	—
Accrued expenses and other current liabilities	1,094,408	744,921
Interest payable, current portion	1,004,515	995,916
Other long-term liabilities, current portion	1,841,852	1,839,501
Total current liabilities	26,152,498	9,376,654
Asset retirement obligations, net of current portion	2,480,402	—
Long term debt	14,813,846	12,455,102
Long term interest payable, net of current portion	703,211	650,214
Total long-term liabilities	17,997,459	13,105,316
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 20,000,000 shares authorized, 10,533,070 and 2,098,390 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively)	105,331	20,984
Additional paid-in capital	36,360,944	17,365,405
Accumulated deficit	(3,694,197)	(1,724,303)
Total stockholders’ equity	32,772,078	15,662,086
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$76,922,035	$38,144,056

See accompanying notes to condensed consolidated financial statements in Blue Dolphin’s quarterly report on Form 10-Q for the three months ended March 31, 2012.

BLUE DOLPHIN ENERGY COMPANY & SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2012	2011
REVENUE FROM OPERATIONS
Refined product sales	$45,770,963	$—
Pipeline operations	69,910	—
Oil and gas sales	200,340	—
Total revenue from operations	46,041,213	—
COST OF OPERATIONS
Cost of refined products sold	44,261,395	—
Refinery operating expenses	2,445,437	—
Pipeline operating expenses	109,618	—
Lease operating expenses	201,713	—
Depletion, depreciation and amortization	275,107	4,308
General and administrative expenses	525,587	113,828
Accretion expense	23,775	—
Total cost of operations	47,842,632	118,136
Loss from operations	(1,801,419)	(118,136)
OTHER INCOME (EXPENSE)
Net tank rental revenue	93,955	342,745
Interest and other income	1,650	6,094
Interest expense	(233,517)	(12,311)
Total other income (expense)	(137,912)	336,528
Income (loss) before income taxes	(1,939,331)	218,392
Income tax expense	(30,563)	—
Net income (loss)	$(1,969,894)	$218,392
Loss per common share:
Basic	$(0.37)	$218,392
Diluted	$(0.37)	$218,392

Weighted average number of common shares outstanding:
Basic	5,324,410	1
Diluted	5,324,410	1

See accompanying notes to condensed consolidated financial statements in Blue Dolphin’s quarterly report on Form 10-Q for the three months ended March 31, 2012.